Exhibit 99.1

Ventas Enters into Mutually Beneficial Arrangements with Brookdale Senior Living

Companies work together to address financial impact of unprecedented COVID-19 pandemic on senior living operations

Ventas receives consideration approximating $235 million including equity position in Brookdale

CHICAGO--(BUSINESS WIRE)--July 27, 2020--Ventas, Inc. (NYSE: VTR) today announced that it has entered into a revised master lease agreement (the “Brookdale Lease”) and other agreements (together with the Brookdale Lease, the “Agreements”) with Brookdale Senior Living Inc. (“Brookdale”) (NYSE: BKD) in response to the unprecedented challenges to the senior living industry caused by the COVID-19 pandemic.

“We are pleased to reach mutually beneficial agreements with Brookdale that address the financial impact of the unprecedented COVID-19 pandemic on our senior living communities,” said Debra A. Cafaro, Ventas Chairman and Chief Executive Officer. “The arrangements that we are announcing today benefit both companies, by providing Ventas shareholders with certainty, flexibility and the opportunity for upside, enhancing Brookdale’s stability and liquidity, and creating the most conducive environment for Brookdale to operate our communities safely and productively,” she added.

J. Justin Hutchens, Ventas’s EVP of Senior Housing, also commented, “I look forward to working with the Brookdale management team to optimize the performance of the Ventas portfolio operated by Brookdale. Brookdale has devoted itself fully to protecting residents and front-line care providers during the COVID-19 pandemic. We are grateful for their strong commitment to health and safety.”

Terms and Benefits of Agreements

The Agreements provide substantial financial benefits and certainty for both companies by modifying their current arrangements as follows:

  Ventas received up-front consideration approximating $235 million dollars, which replaces over two and a half years of the cash rent reduction effectuated under the Brookdale Lease, consisting of:
    $162 million in cash including $47 million from the release of deposits that Ventas held under the Brookdale Lease.
    $45 million cash pay note (the “Note”) from Brookdale. The Note has an initial interest rate of nine percent, increasing 50 basis points per annum, and matures on December 31, 2025.
    Warrants exercisable for 16.3 million shares of Brookdale common stock (the “Warrants”), representing eight percent of Brookdale’s fully diluted shares on a post-exercised basis. The Warrants, which are exercisable at any time prior to December 31, 2025, have an exercise price of $3.00 per share.
  Base cash rent, under the Brookdale Lease, which covers 121 senior living communities (the “Ventas-Brookdale Portfolio”), is now set at $100 million per annum starting in July 2020, with three percent annual escalators commencing on January 1, 2022, compared to $182 million annualized cash rent paid in the first quarter of 2020.
  The Brookdale Lease is guaranteed by, and the Note is a direct obligation of, Brookdale.
  The base term of the Brookdale Lease remains unchanged through December 31, 2025. Brookdale continues to have two 10-year extension options at the greater of escalated rent and fair market rent. In order to provide Brookdale with stability due to COVID-19, Ventas removed the financial covenants in the Brookdale Lease. It also modified certain of the change of control provisions previously contained in the Brookdale Lease. To enhance Ventas’s operational and portfolio flexibility, under certain conditions, Ventas has the right to convert some or all of the assets in the Ventas-Brookdale Portfolio to a management contract, change operators and/or dispose of assets.
  In addition, Brookdale is transferring full ownership of five senior living properties to Ventas, in full satisfaction and repayment of a $78 million loan (the “$78 Million Loan”) to Brookdale from Ventas that were secured by the five communities. Brookdale will now manage those communities for Ventas under a terminable management agreement. The communities contain 471 units and generated first quarter 2020 annualized EBITDAR (after a five percent management fee) exceeding $5 million. Annual interest income on the $78 Million Loan, which was scheduled to mature on September 30, 2021, was $7 million.

Background and Other Information

The Ventas Board of Directors considered the potential for revised arrangements with Brookdale in setting its second quarter 2020 dividend.

Brookdale paid all contractual rent at the previous rate through June 2020 and at the revised rate in July 2020. Annualized property-level EBITDAR (after a five percent management fee) in the first quarter 2020 for the Ventas-Brookdale Portfolio under the Brookdale Lease was $136 million.

Adjusted for the Agreements, trailing twelve-month EBITDAR (after a five percent management fee) and EBITDARM cash rent coverage under the Brookdale Lease through March 31, 2020 improves to over 1.3x and 1.6x respectively. Previously reported (on June 19, 2020) trailing twelve-month EBITDARM coverage on the Brookdale Lease was reported at between 0.90x and 0.99x and the implied EBITDAR coverage after a five percent management fee would have been approximately 0.8x.

Ventas expects to recognize the full value of the up-front consideration received from Brookdale ratably over the remaining base term of the Brookdale Lease.

The property performance information given above and in the below table does not fully reflect the impact of the COVID-19 pandemic, which began to significantly impact the senior living industry, including the Ventas-Brookdale Portfolio, in mid-March. The ultimate extent of the impact of the COVID-19 pandemic on the financial and operating performance of the Portfolio is uncertain.

Summary of Estimated Selected Financial Impacts

A summary of the estimated selected financial impacts of the Agreements is set forth below:

($ millions)
	Communities	Q1 2020 Annualized Actual	Q1 2020 Annualized Adjusted for Agreements	Comments
Cash rent on existing NNN properties	121	$182	$100	Reflects revised rent level
Non-cash rent	n/a	2	5
Value of up-front consideration	n/a	-	43	Amortization of cash, Note and Warrants (subject to final valuation)
Interest income on $45 Million Note	n/a	-	4	Initial cash pay rate of nine percent
Interest income on $78 Million Loan	n/a	7	-	Loan repaid in full
EBITDAR (five percent management fee) on five properties transferred to Ventas	5	-	5	Will be included in SHOP portfolio
Interest savings on revolver paydown from upfront cash received	n/a	-	2
		$191	$159

Advisors

Centerview Partners served as financial advisor to Ventas, and Wachtell, Lipton, Rosen & Katz and Barack Ferrazzano Kirschbaum & Nagelberg LLP are serving as legal counsel to the Company.

Ventas, Inc. (together with its subsidiaries, unless otherwise indicated or except where the context otherwise requires, “Ventas” or the “Company”), an S&P 500 company, is a real estate investment trust with a highly diversified portfolio of senior housing, research and innovation, and healthcare properties located throughout the United States, Canada and the United Kingdom. As of March 31, 2020, Ventas owned or managed through unconsolidated joint ventures approximately 1,200 properties (including properties classified as held for sale), consisting of senior housing communities, medical office buildings, research and innovation centers, inpatient rehabilitation and long-term acute care facilities, and health systems. Through its Lillibridge subsidiary, Ventas provides management, leasing, marketing, facility development and advisory services to highly rated hospitals and health systems throughout the United States. More information about Ventas and Lillibridge can be found at www.ventasreit.com and www.lillibridge.com.

The Company routinely announces material information to investors and the marketplace using press releases, Securities and Exchange Commission (“SEC”) filings, public conference calls, webcasts and the Company’s website at www.ventasreit.com/investor-relations. The information that the Company posts to its website may be deemed to be material. Accordingly, the Company encourages investors and others interested in the Company to routinely monitor and review the information that the Company posts on its website, in addition to following the Company’s press releases, SEC filings and public conference calls and webcasts.

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding the Company’s or its tenants’, operators’, borrowers’ or managers’ expected future financial condition, results of operations, cash flows, funds from operations, dividends and dividend plans, financing opportunities and plans, capital markets transactions, business strategy, budgets, projected costs, operating metrics, capital expenditures, competitive positions, acquisitions, investment opportunities, dispositions, merger or acquisition integration, growth opportunities, expected lease income, continued qualification as a real estate investment trust (“REIT”), plans and objectives of management for future operations and statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will” and other similar expressions are forward-looking statements. These forward-looking statements are inherently uncertain, and actual results may differ from the Company’s expectations. The Company does not undertake a duty to update these forward-looking statements, which speak only as of the date on which they are made.

The Company’s actual future results and trends may differ materially from expectations depending on a variety of factors discussed in the Company’s filings with the SEC. These factors include without limitation: (a) the severity and duration of the COVID-19 pandemic, the effects of the pandemic and measures intended to prevent its spread on the Company’s business, results of operations, cash flows and financial condition, including declines in rental revenues and increases in operating costs in the Company’s senior housing operating portfolio, deterioration in the financial conditions of the Company’s tenants and their ability to satisfy their payment obligations to the Company, constraints in the Company’s ability to access capital and other sources of funding and increased risk of claims, litigation and regulatory proceedings and uncertainty that may adversely affect the Company, and the ability of federal, state and local governments to safely and permanently ease restrictions imposed in response to the pandemic; (b) the ability and willingness of the Company’s tenants, operators, borrowers, managers and other third parties to satisfy their obligations under their respective contractual arrangements with the Company, including, in some cases, their obligations to indemnify, defend and hold harmless the Company from and against various claims, litigation and liabilities; (c) the ability of the Company’s tenants, operators, borrowers and managers to maintain the financial strength and liquidity necessary to satisfy their respective obligations and liabilities to third parties, including without limitation obligations under their existing credit facilities and other indebtedness; (d) the Company’s success in implementing its business strategy and the Company’s ability to identify, underwrite, finance, consummate and integrate diversifying acquisitions and investments; (e) macroeconomic conditions such as a disruption of or lack of access to the capital markets, changes in the debt rating on U.S. government securities, default or delay in payment by the United States of its obligations, and changes in the federal or state budgets resulting in the reduction or nonpayment of Medicare or Medicaid reimbursement rates; (f) the nature and extent of future competition, including new construction in the markets in which the Company’s senior housing communities and office buildings are located; (g) the extent and effect of future or pending healthcare reform and regulation, including cost containment measures and changes in reimbursement policies, procedures and rates; (h) increases in the Company’s borrowing costs as a result of changes in interest rates and other factors, including the potential phasing out of the London Inter-bank Offered Rate after 2021; (i) the ability of the Company’s tenants, operators and managers, as applicable, to comply with laws, rules and regulations in the operation of the Company’s properties, to deliver high-quality services, to attract and retain qualified personnel and to attract residents and patients; (j) changes in general economic conditions or economic conditions in the markets in which the Company may, from time to time, compete, and the effect of those changes on the Company’s revenues, earnings and funding sources; (k) the Company’s ability to pay down, refinance, restructure or extend its indebtedness as it becomes due; (l) the Company’s ability and willingness to maintain its qualification as a REIT in light of economic, market, legal, tax and other considerations; (m) final determination of the Company’s taxable net income for the year ended December 31, 2019 and for the year ending December 31, 2020; (n) the ability and willingness of the Company’s tenants to renew their leases with the Company upon expiration of the leases, the Company’s ability to reposition its properties on the same or better terms in the event of nonrenewal or in the event the Company exercises its right to replace an existing tenant, and obligations, including indemnification obligations, the Company may incur in connection with the replacement of an existing tenant; (o) risks associated with the Company’s senior living operating portfolio, such as factors that can cause volatility in the Company’s operating income and earnings generated by those properties, including without limitation national and regional economic conditions, costs of food, materials, energy, labor and services, employee benefit costs, insurance costs and professional and general liability claims, and the timely delivery of accurate property-level financial results for those properties; (p) changes in exchange rates for any foreign currency in which the Company may, from time to time, conduct business; (q) year-over-year changes in the Consumer Price Index or the UK Retail Price Index and the effect of those changes on the rent escalators contained in the Company’s leases and the Company’s earnings; (r) the Company’s ability and the ability of its tenants, operators, borrowers and managers to obtain and maintain adequate property, liability and other insurance from reputable, financially stable providers; (s) the impact of damage to the Company’s properties from catastrophic weather and other natural events and the physical effects of climate change; (t) the impact of increased operating costs and uninsured professional liability claims on the Company’s liquidity, financial condition and results of operations or that of the Company’s tenants, operators, borrowers and managers, and the ability of the Company and the Company’s tenants, operators, borrowers and managers to accurately estimate the magnitude of those claims; (u) risks associated with the Company’s office building portfolio and operations, including the Company’s ability to successfully design, develop and manage office buildings and to retain key personnel; (v) the ability of the hospitals on or near whose campuses the Company’s medical office buildings are located and their affiliated health systems to remain competitive and financially viable and to attract physicians and physician groups; (w) risks associated with the Company’s investments in joint ventures and unconsolidated entities, including its lack of sole decision-making authority and its reliance on its joint venture partners’ financial condition; (x) the Company’s ability to obtain the financial results expected from its development and redevelopment projects; (y) the impact of market or issuer events on the liquidity or value of the Company’s investments in marketable securities; (z) consolidation activity in the senior housing and healthcare industries resulting in a change of control of, or a competitor’s investment in, one or more of the Company’s tenants, operators, borrowers or managers or significant changes in the senior management of the Company’s tenants, operators, borrowers or managers; (aa) the impact of litigation or any financial, accounting, legal or regulatory issues that may affect the Company or its tenants, operators, borrowers or managers; and (bb) changes in accounting principles, or their application or interpretation, and the Company’s ability to make estimates and the assumptions underlying the estimates, which could have an effect on the Company’s earnings.

Contacts

Ventas, Inc.
Sarah Whitford
(877) 4-VENTAS